EXHIBIT 4.5

AVANGARD CAPITAL GROUP, INC.

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 22nd day of June, 2011, by and between AVANGARD CAPITAL GROUP, INC ., a Nevada corporation (the “Company”), and FRIEDMANS FINANCIAL GROUP LLC. (“Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of its Series A Preferred Stock (the “Series A Preferred”);

WHEREAS, the Series A Preferred has the rights, preferences, privileges and restrictions set forth in the form attached hereto as Exhibit A (“Exhibit A”);

WHEREAS, Purchaser desires to purchase shares of Series A Preferred on the terms set forth in this Agreement;

WHEREAS, the Company desires to issue and sell such shares of Series A Preferred to Purchaser in accordance with the terms hereof; and

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WHEREAS, this Agreement is entered into as part of a series of similar agreements (collectively with this Agreement, the “Subscription Agreements”) pursuant to which the Company will sell and issue the Series A Preferred to the persons or entities listed on the signature pages of such Subscription Agreements (collectively with Purchaser, the “Series A Investors”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale; Closing.

(a) Subject to the terms and conditions hereof, Purchaser hereby agrees to purchase from the Company and the Company hereby agrees to issue and sell to Purchaser Eight Hundred Fifty-Six Thousand Seven Hundred Sixty Three (856,763)   shares of Series A Preferred (the “Shares”) at a purchase price of $1.00 per share for a total consideration of Eight Hundred Fifty-Six Thousand Seven Hundred Sixty Three Dollars ($856,763.00) (the “Purchase Price”). The Purchase Price shall be payable no later than September 30, 2012. The Purchase Price may be payable with cash, stocks, bonds, notes, or any other cash equivalents.

(b) The issuance of the Series A Preferred to the Series A Investors shall take place on June 22, 2012 (the date on which such shares of Series A Preferred are issued shall be referred to herein as the “Initial Closing Date”). The date on which the Shares are issued, whether on the Initial Closing Date or thereafter, shall be referred to herein as the “Closing Date.”

(c) Promptly following the Closing Date, the Company shall deliver to Purchaser a certificate registered in Purchaser’s name representing the Shares.

2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

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(b) Purchaser is aware that neither the Shares nor any shares of Common Stock to be issued to Purchaser upon conversion of the Shares (the “Conversion Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Shares and the Conversion Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

(c) Purchaser is obtaining the Shares and the Conversion Shares for Purchaser’s own account.

(d) Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(e) Purchaser had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Purchaser understands the significant risks of this investment.

(f) Purchaser has the capacity to protect its own interests in connection with the purchase of the Shares by virtue of its business or financial expertise.

(g) Purchaser understands that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

(h) Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer set forth in Section 5 hereof.

(i) If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Purchaser hereby represents that Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

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(j) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(k) If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the signature page hereto; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereto.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with Purchaser that except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, each of the following statements is true and correct on the date hereof and, if this subscription is accepted by the Company in whole or in part, will be true and correct on the Closing Date:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement and the Exhibit A.

(b) Voting Rights. The rights, preferences, privileges and restrictions of the Shares are as set forth in Exhibit A. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Exhibit A, the Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances, other than any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(c) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Exhibit A, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Exhibit A has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered, will be valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares hereunder and the subsequent conversion of the Shares into the Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with as of the date of such sale or conversion.

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(d) Liabilities. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, as of the date hereof, the Company has no material liabilities and, to the best of its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business.

(e) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(f) Registration Rights. Except as set forth in Section 4(c) below, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

(g) Offering Valid. Assuming the accuracy of Purchaser’s representations and warranties contained herein, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4. Covenants of the Company.

(a) Basic Financial Information and Reporting.

(i) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

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(ii) To the extent requested by a Series A Investor, as soon as practicable after the end of each fiscal year of the Company (and in any event within 120 days thereafter), the Company will furnish such Series A Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such fiscal year, all prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

(b) Preemptive Rights.

(i) Preemptive Rights. Subject to applicable securities laws, each Series A Investor that is an accredited investor within the meaning of Regulation D of the Securities Act (an “Accredited Investor”) at the time of such proposed sale or issuance shall have a preemptive right to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the Closing Date applicable to such Series A Investor, other than the Equity Securities excluded by Section 4(b)(vi) hereof. Each such Series A Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Company’s Preferred Stock or upon the exercise of outstanding warrants or options) of which such Series A Investor is deemed to be a holder immediately prior to the issuance of the Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Company’s Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company or (iv) any such warrant or right.

(ii) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Series A Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Series A Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Such written notice given to the Company shall also include evidence reasonably satisfactory to the Company that the Series A Investor giving the notice will be an Accredited Investor at the time of consummation of the proposed sale. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Series A Investor who would cause the Company to be in violation of applicable state or federal securities laws by virtue of such offer or sale or who is not an Accredited Investor at the time of such sale.

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(c) Additional Investor Rights. If the Company grants to investors participating in the Company’s Series A Preferred Stock financing (or such other financing that is the Company’s next round of equity financing) (“Future Investors”) registration, information, preemptive, or board observation rights (collectively, “Investor Rights”), then each Series A Investor shall be entitled to receive such Investor Rights on the same terms and conditions granted to such Future Investors; provided, however , that each such Series A Investor shall, as a condition to receiving such Investor Rights, execute and become a party to any agreement or agreements granting such Investor Rights to the Future Investors and shall be subject to the all of the terms, conditions and limitations (including any limitations related to minimum share requirements) of such agreement or agreements to the same extent as the Future Investors.

5. Miscellaneous.

(a) Further Assurances. The parties agree to execute such further instruments and to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile, electronic mail or express courier, or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address, electronic mail address, or facsimile number hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(d) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

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(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Either or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(h) Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the Series A Investors under the Subscription Agreements (including the rights of Purchaser under this Agreement) may be waived or terminated, only upon the written consent of the Company and holders of a majority of the shares of Series A Preferred purchased or agreed to be purchased pursuant to the Subscription Agreements (the “Required Series A Investors”). Purchaser acknowledges that because this Agreement may be amended or terminated with the consent of the Required Series A Investors, Purchaser’s rights hereunder, including Purchaser’s preemptive rights, may be amended, terminated or waived without Purchaser’s individual consent. Upon the effectuation of such termination, waiver or amendment in conformance with this Section 7(h), the Company shall promptly give written notice thereof to the record holders of the Series A Preferred who have not previously consented thereto in writing.

(i) Expenses. Subject to Section 7(k) hereof, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(j) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Subscription Agreements or the Exhibit A, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Subscription Agreements or the Exhibit A or any waiver on such party’s part of any provisions or conditions of this Agreement, the Subscription Agreements, or the Exhibit A must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Subscription Agreements, the Exhibit A, law, or otherwise afforded to any party, shall be cumulative and not alternative.

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(k) Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(m) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation made by the indemnifying party in this Section 7(m) being untrue.

(n) Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

FRIEDMANS FINANCIAL GROUP, LLC.

By:	/s/ Simon Friedman
Name:	Simon Frideman
Title:	General Manager

Address:	2708 Commerce Way Philadelphia, PA 19154

ACCEPTED:

AVANGARD CAPITAL GROUP, INC.

By:	/s/ Alan Gulko
Name:	Alan Gulko
Title:	President

Address:	2708 Commerce Way, #300 Philadelphia, PA 19154

Telephone:	215-464-7300
Fax:	215-464-7333

SIGNATURE PAGE TO

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF AVANGARD CAPITAL GROUP, INC.

AVANGARD CAPITAL GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), DOES HEREBY CERTIFY THAT:

Pursuant to authority conferred upon the Board of Directors (the “Board”) and by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) and pursuant to the Bylaws of the Corporation and as pursuant to State law, the Board, pursuant to a unanimous written consent, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock.

WHEREAS, the Articles of Incorporation allows for a Series A Convertible Preferred Stock with no par value per share (the “Preferred Stock”), and

WHEREAS, the Board is authorized by the Articles of Incorporation and Bylaws to provide for the issuance of the shares of Preferred Stock in series, and by issuing a Certificate pursuant to the applicable laws of the State of Nevada, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Preferred Stock as follows:

Section 1—Designation and Initial Number:

The shares of Preferred Stock hereby described shall be issued by Avangard Capital Group, Inc., a Nevada corporation (the “Corporation”), at its sole discretion, and shall be designated as “Class A Preferred Stock” on the stock Certificate(s). The number of authorized shares of the Preferred Stock shall be 150,000,000.

Section 2—Dividends:

Dividends may be declared and paid on the Preferred Stock from funds legally available therefor as and when determined by the Board. The Holders of the Preferred Stock (the “Holders”) shall be entitled to receive a dividend payment of $0.045 per share, payable only and when the Board should declare such dividends, to occur not sooner than on a quarter-annual basis, commencing no earlier than August 31, 2012, if, and to the extent that, a cash dividend or cash distribution is legally payable on the Preferred Stock as per the Board’s sole discretion and as allowable under the provisions of Nevada Law.

Section 3—Voting Rights:

(A)	The shares of the Preferred Stock shall be voting. For any voting rights as provided under Nevada Law, such shares shall be voted equally with the shares of every other series of Preferred Stock of this Corporation then outstanding on matters requiring a vote of all holders of Preferred Stock voting as holders of preferred stock.

B)	So long as any shares of Preferred Stock shall be outstanding, in addition to any other vote or consent required in the Articles of Incorporation or by law, the consent of the Holders of at least 66.66% of the shares of the Preferred Stock at the time outstanding, voting as one class, in person or by proxy, either in writing without a meeting or by a vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Articles of Incorporation, or of the By-Laws of this Corporation, which affects adversely the voting powers, preferences, or other special rights or qualifications, limitations, or restrictions of the Preferred Stock, or which authorizes the issuance of any additional class or series of Preferred Stock which is prior to or equal in right of liquidation preference, voting or dividends to the Preferred Stock. The filing of a Certificate of Designations, Preferences and Rights for another series of Preferred Stock of this Corporation shall be deemed to be an amendment of the Articles of Incorporation for purposes of this paragraph.

Section 4—Liquidation Rights:

(A)	Upon the dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of this Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock, an amount to $1.00 per share (the “Per Share Liquidation Value”), before any distribution is made on the Common Stock. This Corporation shall make appropriate filings under state Uniform Commercial Code statutes to perfect a first priority security interest of the Holders of the Preferred Stock in the assets of this Corporation. For purposes of this Section 4, the merger or consolidation of this Corporation or the sale, lease or conveyance of all or a substantial part of this Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up of this Corporation. After the payment to the Holders of the full Per Share Liquidation Value provided for in this Section 4, the Holders as such shall have no right or claim to any of the remaining assets of this Corporation.

(B)	In the event the assets of this Corporation available for distribution to the Holders upon any dissolution, liquidation or winding up of this Corporation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 4, no such distribution shall be made upon account of any shares of any other stock with liquidation preference pari passu with the Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such other stock and Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

(C)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation which will involve the distribution of assets other than cash, this Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed. This Corporation shall, upon receipt of such appraiser’s valuation give prompt written notice to the Holders of the appraiser’s valuation.

Section 5—Conversion:

(A)	At the option of the Holders, each share of the Preferred Stock shall be convertible into Three (3) Shares of the Class A Common Stock (the “Common Stock”).

(B)	In case at any time this Corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares or issue shares of Common Stock as a dividend on the outstanding shares of Common Stock, the number of shares into which each share of Preferred Stock is convertible shall be proportionately increased, and conversely, in case this Corporation shall combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which each share of Preferred Stock is convertible shall be proportionately decreased.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of this 15 day of June, 2012, and affirms that this Certificate of Designations is his act and deed and that the statements contained herein are true under penalties of perjury.

AVANGARD CAPITAL GROUP, INC.

BY:	/s/ Alan Gulko
Alan Gulko

ITS:	Chairman and President

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EXHIBIT B

SCHEDULE OF EXCEPTIONS

AVANGARD CAPITAL GROUP, INC.

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 22nd day of June, 2011, by and between AVANGARD CAPITAL GROUP, INC ., a Nevada corporation (the “Company”), and DJS INVESTMENTS, LLC. (“Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of its Series A Preferred Stock (the “Series A Preferred”);

WHEREAS, the Series A Preferred has the rights, preferences, privileges and restrictions set forth in the form attached hereto as Exhibit A (“Exhibit A”);

WHEREAS, Purchaser desires to purchase shares of Series A Preferred on the terms set forth in this Agreement;

WHEREAS, the Company desires to issue and sell such shares of Series A Preferred to Purchaser in accordance with the terms hereof; and

WHEREAS, this Agreement is entered into as part of a series of similar agreements (collectively with this Agreement, the “Subscription Agreements ”) pursuant to which the Company will sell and issue the Series A Preferred to the persons or entities listed on the signature pages of such Subscription Agreements (collectively with Purchaser, the “Series A Investors”).

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2. Purchase and Sale; Closing.

(d) Subject to the terms and conditions hereof, Purchaser hereby agrees to purchase from the Company and the Company hereby agrees to issue and sell to Purchaser Forty-Eight Thousand Two Hundred Thirty-Seven (48,237)   shares of Series A Preferred (the “Shares”) at a purchase price of $1.00 per share for total consideration of Forty-Eight Thousand Two Hundred Thirty-Seven Dollars ($48,237.00) (the “Purchase Price”). The Purchase Price shall be payable no later than September 30, 2012. The Purchase Price may be payable with cash, stocks, bonds, notes, or any other cash equivalents.

(e) The issuance of the Series A Preferred to the Series A Investors shall take place on June 22, 2012 (the date on which such shares of Series A Preferred are issued shall be referred to herein as the “Initial Closing Date”). The date on which the Shares are issued, whether on the Initial Closing Date or thereafter, shall be referred to herein as the “Closing Date.”

(f) Promptly following the Closing Date, the Company shall deliver to Purchaser a certificate registered in Purchaser’s name representing the Shares.

3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(l) Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(m) Purchaser is aware that neither the Shares nor any shares of Common Stock to be issued to Purchaser upon conversion of the Shares (the “Conversion Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Shares and the Conversion Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

(n) Purchaser is obtaining the Shares and the Conversion Shares for Purchaser’s own account.

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(o) Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(p) Purchaser had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Purchaser understands the significant risks of this investment.

(q) Purchaser has the capacity to protect its own interests in connection with the purchase of the Shares by virtue of its business or financial expertise.

(r) Purchaser understands that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

(s) Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer set forth in Section 5 hereof.

(t) If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Purchaser hereby represents that Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(u) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(v) If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the signature page hereto; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereto.

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with Purchaser that except as set forth on the Schedule of Exceptions attached hereto as Exhibit B , each of the following statements is true and correct on the date hereof and, if this subscription is accepted by the Company in whole or in part, will be true and correct on the Closing Date:

(h) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement and the Exhibit A.

(i) Voting Rights. The rights, preferences, privileges and restrictions of the Shares are as set forth in Exhibit A. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Exhibit A, the Shares and the Conversion Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances, other than any right of first refusal set forth in the Company’s Bylaws; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(j) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Exhibit A, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Exhibit A has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered, will be valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares hereunder and the subsequent conversion of the Shares into the Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with as of the date of such sale or conversion.

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(k) Liabilities. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, as of the date hereof, the Company has no material liabilities and, to the best of its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business.

(l) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(m) Registration Rights. Except as set forth in Section 4(c) below, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

(n) Offering Valid. Assuming the accuracy of Purchaser’s representations and warranties contained herein, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

5. Covenants of the Company.

(b) Basic Financial Information and Reporting.

(iii) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

(iv) To the extent requested by a Series A Investor, as soon as practicable after the end of each fiscal year of the Company (and in any event within 120 days thereafter), the Company will furnish such Series A Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such fiscal year, all prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

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(c) Preemptive Rights.

(iii) Preemptive Rights. Subject to applicable securities laws, each Series A Investor that is an accredited investor within the meaning of Regulation D of the Securities Act (an “Accredited Investor”) at the time of such proposed sale or issuance shall have a preemptive right to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the Closing Date applicable to such Series A Investor, other than the Equity Securities excluded by Section 4(b)(vi) hereof. Each such Series A Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Company’s Preferred Stock or upon the exercise of outstanding warrants or options) of which such Series A Investor is deemed to be a holder immediately prior to the issuance of the Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Company’s Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company or (iv) any such warrant or right.

(iv) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Series A Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Series A Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Such written notice given to the Company shall also include evidence reasonably satisfactory to the Company that the Series A Investor giving the notice will be an Accredited Investor at the time of consummation of the proposed sale. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Series A Investor who would cause the Company to be in violation of applicable state or federal securities laws by virtue of such offer or sale or who is not an Accredited Investor at the time of such sale.

(c) Additional Investor Rights. If the Company grants to investors participating in the Company’s Series A Preferred Stock financing (or such other financing that is the Company’s next round of equity financing) (“Future Investors”) registration, information, preemptive, or board observation rights (collectively, “Investor Rights”), then each Series A Investor shall be entitled to receive such Investor Rights on the same terms and conditions granted to such Future Investors; provided, however, that each such Series A Investor shall, as a condition to receiving such Investor Rights, execute and become a party to any agreement or agreements granting such Investor Rights to the Future Investors and shall be subject to the all of the terms, conditions and limitations (including any limitations related to minimum share requirements) of such agreement or agreements to the same extent as the Future Investors.

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6. Miscellaneous.

(o) Further Assurances. The parties agree to execute such further instruments and to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

(p) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile, electronic mail or express courier, or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address, electronic mail address, or facsimile number hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(q) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(r) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

(s) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

(t) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(u) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Either or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

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(v) Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the Series A Investors under the Subscription Agreements (including the rights of Purchaser under this Agreement) may be waived or terminated, only upon the written consent of the Company and holders of a majority of the shares of Series A Preferred purchased or agreed to be purchased pursuant to the Subscription Agreements (the “Required Series A Investors”). Purchaser acknowledges that because this Agreement may be amended or terminated with the consent of the Required Series A Investors, Purchaser’s rights hereunder, including Purchaser’s preemptive rights, may be amended, terminated or waived without Purchaser’s individual consent. Upon the effectuation of such termination, waiver or amendment in conformance with this Section 7(h), the Company shall promptly give written notice thereof to the record holders of the Series A Preferred who have not previously consented thereto in writing.

(w) Expenses. Subject to Section 7(k) hereof, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(x) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Subscription Agreements or the Exhibit A, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Subscription Agreements or the Exhibit A or any waiver on such party’s part of any provisions or conditions of this Agreement, the Subscription Agreements, or the Exhibit A must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Subscription Agreements, the Exhibit A, State law, or otherwise afforded to any party, shall be cumulative and not alternative.

(y) Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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(z) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(aa) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation made by the indemnifying party in this Section 7(m) being untrue.

(bb) Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

DJS INVESTMENTS, LLC.

By	/s/ Alan Gulko
Name:	Alan Gulko
Title:	General Manager

Address:	3439 Colonial Circle Huntingdon Valley, PA 19006

ACCEPTED:

AVANGARD CAPITAL GROUP, INC.

By:	/s/ Alan Gulko
Name:	Alan Gulko
Title:	President

Address:	2708 Commerce Way, #300 Philadelphia, PA 19154

Telephone:	215-464-7300
Fax:	215-464-7333

SIGNATURE PAGE TO

SERIES A PREFERRED STOCK SUBSCRIPTION AGREEMENT